UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 31, 2014

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on September 17, 2014, the Board of Directors (the “Partnership Board”) of EnLink Midstream GP, LLC (the “General Partner”), the general partner of EnLink Midstream Partners, LP (the “Partnership”), upon the recommendation of its compensation committee, and the Board of Directors (the “Manager Board” and, together with the Partnership Board, the “Boards”) of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“ENLC”), upon the recommendation of its governance and compensation committee, approved the form of a severance agreement (the “Original Severance Agreement”).  EnLink Midstream Operating, LP (“EnLink Midstream Operating” or the “Company”), a subsidiary of the Partnership, thereafter offered the Original Severance Agreement to certain of its employees, including the General Partner’s and the Manager’s principal executive officer, principal financial officer and other named executive officers (the “officers”).

On October 31, 2014, the Boards approved the form of an amended and restated severance agreement (the “Amended Severance Agreement”).  The Amended Severance Agreement amends the Original Severance Agreement to provide that: (i) the term (the “Term”) of the Amended Severance Agreement shall commence on the execution date of the Amended Severance Agreement (the “Effective Date”) and continue until the earlier of (A) the first anniversary of the Effective Date, provided that the Term shall be automatically renewed for additional one-year periods beginning on the day following the first anniversary of the Effective Date (each, a “Renewal Date”), unless the Partnership Board or its compensation committee, as applicable, provides the officer with written notice (a “Non-Renewal Notice”) of the Company’s election not to renew the Term at least 30 days prior to any such Renewal Date, or (B) the termination of the officer’s employment; (ii) an officer’s employment many not be terminated by the Company for any reason other than Cause (as defined in the Amended Severance Agreement) for the 90-day period that follows the termination of the Amended Severance Agreement pursuant to a Non-Renewal Notice; and (iii) the Partnership Board or its compensation committee may amend the Amended Severance Agreement, effective as of an applicable Renewal Date, upon 30 days’ notice to the officer.

The foregoing description of the Amended Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Severance Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

On November 3, 2014, the Partnership and ENLC issued a press release announcing that EnLink Midstream Operating completed its previously announced acquisition of Gulf Coast natural gas pipeline assets, including the Bridgeline system, from Chevron Pipe Line Company and Chevron Midstream Pipelines LLC.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.                                    Financial Statements and Exhibits.

(d)           Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Amended and Restated Severance Agreement.
99.1	—	Press Release dated November 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC, its General Partner

Date: November 3, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Amended and Restated Severance Agreement.
99.1	—	Press Release dated November 3, 2014.